Exhibit 5.1

August 16, 2022

REE Automotive Ltd.

Kibbutz Glil-Yam
Israel 4690500

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof by REE Automotive Ltd., an Israeli company (the “Company”), relating to the sale, from time to time, by the Company of:

a.	Class A ordinary shares, without par value, of the Company (the “Ordinary Shares”), including $75,000,000 of Ordinary Shares (the “ATM Shares”) that may be sold pursuant to an ATM Equity Offering Sales Agreement, dated August 16, 2022 (the “ATM Agreement”), between the Company and BofA Securities, Inc. (the “Sales Agent”);

b.	debt securities (the “Debt Securities”);

c.	subscription rights to purchase Ordinary Shares (the “Rights”);

d.	warrants to purchase Ordinary Shares (the “Warrants”); and

e.	units comprised of one or more of Ordinary Shares, Debt Securities, Rights and Warrants, in any combination (the “Units” and, together with the Ordinary Shares, the Debt Securities, the Rights and the Warrants, the “Securities”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Act, in connection with the filing of the Registration Statement.

According to the Registration Statement, (i) the Debt Securities may be issued, in one or more series, pursuant to indentures, a form of which is filed as an exhibit to the Registration Statement (each, an “Indenture”), entered into with the trustee or trustees (the “Trustee”) to be named in such Indenture, (ii) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”), and (iii) Units may be issued directly or under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, including such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We have further assumed that: (1) at the time of the execution, issuance and delivery of any Debt Securities or of any Units that include Debt Securities, (i) the respective Indenture, including any supplemental indenture thereto, will have been duly authorized, executed and delivered by the Company and the Trustee and will be the valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (ii) the respective Indenture, including any supplemental indenture thereto, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (2) at the time of execution, issuance and delivery of any Warrants or of any Units that include Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will be the valid and legally binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (3) at the time of execution, issuance and delivery of the Units, the Unit Agreement, if applicable, will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be the valid and legally binding obligation of the Unit Agent, enforceable against the Unit Agent in accordance with its terms; (4) at the time of the issuance and sale of any of the Securities, the number and terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or the Company’s articles of association or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (5) at or prior to the time of the delivery of any Security, the consideration for such Security will have been received.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.	With respect to the ATM Shares, upon payment of the consideration therefor in accordance with the terms of, and the procedures set forth in, the ATM Agreement, and in the manner described in the Registration Statement, such ATM Shares will be legally issued, fully paid and non-assessable.

2.	With respect to the Ordinary Shares (other than the ATM Shares), assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors or in accordance with the provisions of the Rights or Warrants pursuant to which such Ordinary Shares will be issued, if applicable, such Ordinary Shares will be legally issued, fully paid and non-assessable.

3.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Debt Securities and the related Indenture, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Debt Securities and the related Indenture and any supplemental indenture thereto, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors, and otherwise in accordance with the provisions of the applicable Indenture and any supplemental indenture thereto, such Debt Securities will be validly issued and will be binding obligations of the Company.

4.	With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Rights, the terms of the offering thereof and related matters (for purposes of this paragraph 4, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Act, (c) the due authorization, execution and delivery of (i) the rights agreement to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (a “Rights Agreement”), and (ii) any certificates relating to the Rights, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Rights in compliance with the Act and the applicable rules and regulations thereunder, (e) entry by the Company into, and performance by the Company under, any applicable Rights Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Rights may be issued and sold, (f) due execution and counter-signature, in accordance with the provisions of the Rights Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Rights Agreement, the Registration Statement and the prospectus included therein, of the Rights, and (g) receipt by the Company of the consideration for the Rights as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Rights Agreement, such Rights will constitute valid and legally binding obligations of the Company.

5.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Warrants and the underlying Ordinary Shares, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable Warrant Agreement to be approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will be legally issued.

6.	With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Units, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Units, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors, and otherwise in accordance with the provisions of the applicable Unit Agreement, if any, such Units will be legally issued.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate. The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the references to this firm in the sections entitled “Enforcement of Civil Liabilities” and “Legal Matters” in the Registration Statement and in the prospectus that forms a part thereof. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act. We express no opinion other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ Goldfarb Seligman & Co.